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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    Form 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     August 1, 2002
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                              MASSEY ENERGY COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-7775                 95-0740960
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
         Incorporation)                                   Identification Number)


          4 North 4th Street, Richmond, Virginia                   23219
         (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (804) 788-1800


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Item 5.  Other Events.  Massey Energy Company reports the jury verdict described in the attached press release.


Exhibits

         99       Press Release


                                   Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MASSEY ENERGY COMPANY

August 2, 2002

                                        By: /s/ R. Eberley Davis
                                           -------------------------------------
                                        Name:  R. Eberley Davis
                                        Title: Vice President, Secretary &
                                                General Counsel

                                                           FOR IMMEDIATE RELEASE

                                                                        Contact:
                                                              Katharine W. Kenny
                                                    Director, Investor Relations
                                                                  (804) 788-1824





                       MASSEY ENERGY REPORTS JURY VERDICT


Richmond, Virginia, August 2, 2002 - Massey Energy Company (NYSE:MEE) reported that a jury in Boone County, West Virginia returned a verdict yesterday evening against Massey Energy Company of approximately $50.0 million, including compensatory and punitive damages, in a lawsuit brought by Hugh Caperton and various companies owned by him, including Harman Mining Corporation. The jury found that Massey tortiously interfered with Harman's business and committed fraudulent misrepresentations and fraudulent concealment, in connection with a claim of force majeure under a coal purchase agreement.

"We are shocked and discouraged by the jury's decision," said Don L. Blankenship, Chairman and CEO of Massey Energy. "We continue to believe that Massey's actions were an appropriate exercise of our legal rights. We find especially discouraging a damage award so clearly excessive and we intend to vigorously pursue an appeal."

Massey Energy Company, headquartered in Richmond, Virginia, is the fifth largest coal producer in the United States.


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